EXHIBIT 1(c)

                              ARTICLES OF AMENDMENT


          Dreyfus Premier International Growth Fund, Inc., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

          "SECOND: The name of the corporation (hereinafter called the 'corporation') is Dreyfus Premier International Funds, Inc."

          SECOND: The charter of the Corporation is hereby further amended by renaming the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class R Common Stock of the Corporation as Class A Common Stock of Dreyfus Premier International Growth Fund, Class B Common Stock of Dreyfus Premier International Growth Fund, Class C Common Stock of Dreyfus Premier International Growth Fund and Class R Common Stock of Dreyfus Premier International Growth Fund, respectively.

          THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          FOURTH: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

          The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.


          IN WITNESS WHEREOF, Dreyfus Premier International Growth Fund, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary on the 14th day of January, 1998.


                                   DREYFUS PREMIER INTERNATIONAL
                                   GROWTH FUND, INC.


                                   By: /s/ MICHAEL S. PETRUCELLI
                                       Michael S. Petrucelli
                                        Vice President

WITNESS:


/s/ DOUGLAS C. CONROY
Douglas C. Conroy,
Assistant Secretary

                                                                    EXHIBIT 1(d)



                             ARTICLES SUPPLEMENTARY


          DREYFUS PREMIER INTERNATIONAL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by eight hundred million (800,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of eight hundred thousand dollars ($800,000), all of which shall be classified as shares of Dreyfus Premier Greater China Fund (the "Fund" and together with the other investment portfolios of the Corporation, the "Funds"), of which two hundred million (200,000,000) of such shares shall be Class A Common Stock, two hundred million (200,000,000) of such shares shall be Class B Common Stock, two hundred million (200,000,000) of such shares shall be Class C Common Stock and two hundred million (200,000,000) of such shares shall be Class R Common Stock of the Fund.

          SECOND: The shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class R Common Stock of the Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

          (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class B, Class C and Class R Common Stock of the Fund shall be determined separately from each other and from the other investment portfolios of the Corporation and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock may vary from class to class and from classes of other investment portfolios of the Corporation. Except for these differences, and certain other differences hereinafter set forth, each class of the Fund's stock shall have the same preferences, conversation and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

          (2) Assets of the Fund attributable to the Class A, Class B, Class C and Class R Common Stock of the Fund shall be invested in the same investment portfolio of the Fund.

          (3) The proceeds of the redemption of the shares of any class of stock of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

          (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of the Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

          (6) Except as may otherwise be required by law, the holders of each class of stock of the Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

          THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue one billion two hundred million (1,200,000,000) shares of stock designated as shares of Dreyfus Premier International Growth Fund, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of one million two hundred thousand dollars ($1,200,000), consisting of three hundred million (300,000,000) shares of Class A Common Stock, three hundred million (300,000,000) shares of Class B Common Stock, three hundred million (300,000,000) shares of Class C Common Stock and three hundred million (300,000,000) shares of Class R Common Stock of Dreyfus Premier International Growth Fund.

          FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is two billion (2,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two million dollars ($2,000,000), of which one billion two hundred million shares are classified as shares of Dreyfus Premier International Growth Fund and eight hundred million (800,000,000) shares are classified as shares of Dreyfus Premier Greater China Fund. Each of the two Funds have further classified their shares into Class A shares, Class B shares, Class C shares and Class R shares with each such class consisting of three hundred million (300,000,000) shares with respect to Dreyfus Premier International Growth Fund and two hundred million (200,000,000) shares with respect to Dreyfus Premier Greater China Fund.

          FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

          The Undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.


          IN WITNESS WHEREOF, Dreyfus Premier International Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on February 25, 1998.


                                 DREYFUS PREMIER INTERNATIONAL
                                 FUNDS, INC.


                                 By: /s/ MICHAEL S. PETRUCELLI
                                    Michael S. Petrucelli
                                    Vice President


Witness:


/s/ DOUGLAS C. CONROY
Douglas C. Conroy,
Assistant Secretary